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                                                                    EXHIBIT 23.2




                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Mobility Electronics, Inc.:

We consent to the use of our report dated December 14, 2000 on the financial statements of Mesa Ridge Technologies, Inc. as of June 30, 2000 and 1999 and for the years then ended, included herein and to the reference to our firm under the headings, "Selected Consolidated Financial Data" and "Experts" in the prospectus.



                                                            /s/ KPMG LLP


Phoenix, Arizona
March 29, 2001